UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2026

Monroe Capital Enhanced Corporate Lending Fund

(Exact name of registrant as specified in its charter)

Delaware	814-01919	33-6956497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Wacker Drive, 35th Floor
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 258-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On November 2, 2026, Monroe Capital Enhanced Corporate Lending Fund (the “Fund”), InspereX LLC, Ultimus Fund Solutions, LLC, and U.S. Bank National Association (collectively, the “Parties”) entered into an agreement (the “Termination Agreement”) to terminate that certain Escrow Agreement, dated December 11, 2025, among the Parties (the “Escrow Agreement”), with such termination effective as of the open of business on November 2, 2026.

The Escrow Agreement was previously entered into by the Parties in connection with the Fund’s continuous public offering (the “Public Offering”) of up to $1,000,000,000 of its common shares of beneficial interest (the “Common Shares”), whereby for Class D Common Shares and Class S Common Shares, the Fund intended to take purchase orders for each such class of Common Shares and hold investors’ funds in a non-interest-bearing escrow account until the Fund received purchase orders from at least 100 investors in the applicable class (the “Minimum Shareholder Amount”).

In connection with the closing of the Private Offerings, discussed below, the Fund achieved the Minimum Shareholder Amount for each of the Class D Common Shares and Class S Common Shares without recourse to, or use of, the escrow arrangement established under the Escrow Agreement. In connection with the closing of the Private Offerings, the Fund’s Board of Trustees approved the Termination Agreement.

No funds or other property were ever deposited into the escrow account established under the Escrow Agreement, and all net proceeds from the sale of Common Shares in the Public Offering and the Private Offerings will constitute part of the Fund’s net assets unless otherwise disclosed.

Item 3.02. Unregistered Sale of Equity Securities.

As of November 2, 2026, the Fund issued and sold (1) 110 of its unregistered Class S Common Shares and (2) 110 of its unregistered Class D Common Shares, in each case at a per share price equal to the net asset value per share of the applicable class as of October 31, 2026, to be determined in accordance with the valuation policies and procedures of Monroe Capital BDC Advisors, LLC, the Fund’s investment adviser.

The offer and sale of the Class S Common Shares and Class D Common Shares were made pursuant to purchase agreements entered into by the Fund and each of 110 separate investors and were included with promissory notes each with a principal amount of $1,000 (each a “Note” and collectively the “Notes”). The Fund issued the Class S Common Shares, the Class D Common Shares, and the Notes on November 2, 2026 in private placement transactions (the “Private Offerings”) pursuant to certain exemptions under the Securities Act of 1933, as amended (the “Securities Act”), and the laws of the states and jurisdictions where any offering was made to investors who are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. The Fund received approximately $152,000 in net proceeds from the Private Offerings.

The aggregate purchase price for each Note was $1,000 per Note, which amount is inclusive of the purchase price of one Class S Common Share or Class D Common Share, as applicable. The Fund will pay interest on the unpaid principal amount of the Notes at a rate of 12.00% per annum per Note, payable semi-annually in arrears. The Notes have a 30-year term. Some or all of the Notes may be prepaid by the Fund at any time, in whole or in part,  at any time on or following the date on which the Fund has repurchased the Class S Common Share or Class D Common Share, as applicable, purchased by the holder of the Note in connection with the issuance of such Note, provided that (i) the Fund will pay on the date of such prepayment all accrued and unpaid interest due on such prepaid principal amount and (ii) if the prepayment occurs prior to the 24-month anniversary of the original issue date of the Notes, the Fund will pay on the date of such prepayment a one-time premium equal to $100 per Note.

The Notes were offered through H&L Equities, LLC (“H&L”), a registered broker-dealer and an affiliate of REIT Funding, LLC (“REIT Funding”). With respect to the Notes, the Fund will pay fees to, and cover certain expenses of, REIT Funding. From the fees paid, REIT Funding will be responsible for paying any brokerage or placement fees to H&L. The Fund will also pay fees to, and cover certain expenses of, REIT Administration, LLC (“REIT Administration”), an affiliate of REIT Funding, for its administrative services related to the Notes. The Fund’s obligation to pay the fees to REIT Administration will end on the date when the Notes have been paid in full and all administrative duties have been completed.

The information in this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase any Common Shares, Notes or any other securities, and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

The description above is only a summary of the material features of the Notes and is qualified in its entirety by reference to the copies of the Forms of Promissory Note, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

Item 8.01. Other Events.

The information set forth under Item 3.02 above is incorporated by reference into this Item 8.01.

The information in this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase any Common Shares, Notes or any other securities, and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

The description above is only a summary of the material features of the Notes and is qualified in its entirety by reference to the copies of the Forms of Promissory Note, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Promissory Note (Class S), by and among Monroe Capital Enhanced Corporate Lending Fund and the purchasers party thereto.

10.2	Form of Promissory Note (Class D), by and among Monroe Capital Enhanced Corporate Lending Fund and the purchasers party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monroe Capital Enhanced Corporate Lending Fund

Date: November 9, 2026	By:	/s/ Christopher Lund
	Name:	Christopher Lund
	Title:	Chief Financial Officer